Exhibit 10.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated December 20, 2016, by and among SpartanNash Company, a Michigan corporation, formerly known as Spartan Stores, Inc. (“Parent”), Spartan Stores Distribution, LLC, a Michigan limited liability company (“Stores Distribution”), Market Development, LLC, a Michigan limited liability company (“MDC”), SpartanNash Associates, LLC, a Michigan limited liability company (“Associates”), Family Fare, LLC, a Michigan limited liability company (“Family Fare”), MSFC, LLC, a Michigan limited liability company (“MSFC”), Seaway Food Town, Inc., a Michigan corporation (“Seaway”), The Pharm of Michigan, Inc., a Michigan corporation (“Pharm”), Valley Farm Distributing Co., an Ohio corporation (“Valley Farm”), Gruber’s Real Estate, LLC, a Michigan limited liability company (“Gruber RE”), Prevo’s Family Markets, Inc., a Michigan corporation (“Prevo”), Custer Pharmacy, Inc., a Michigan corporation (“Custer”), Spartan Properties Management, Inc. (formerly known as Buckeye Real Estate Management Co.), an Ohio corporation (“SPM”), Spartan Stores Fuel, LLC, a Michigan limited liability company (“Spartan Fuel”), Nash-Finch Company, a Delaware corporation, as surviving corporation of the merger with SS Delaware, Inc. (“Nash-Finch”), Pique Brands, Inc., a Delaware corporation, formerly known as Nash Brothers Trading Company, a Delaware corporation (“Pique”), T.J. Morris Company, a Georgia corporation (“T.J. Morris”), Super Food Services, Inc., a Delaware corporation (“Super Food”), U Save Foods, Inc., a Nebraska corporation (“U Save”), Hinky Dinky Supermarkets, Inc., a Nebraska corporation (“Hinky Dinky”), GTL Truck Lines, Inc., a Nebraska corporation (“GTL”), Erickson’s Diversified Corporation, a Wisconsin corporation (“Erickson’s”), Grocery Supply Acquisition Corp., a Delaware corporation (“Grocery Supply”), MDV SpartanNash, LLC, a Delaware limited liability company (“MDV”, and together with Parent, Stores Distribution, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber RE, Prevo, Custer, SPM, Spartan Fuel, Nash-Finch, Pique, T.J. Morris, Super Food, U Save, Hinky Dinky, GTL, Erickson’s and Grocery Supply, each individually a “Borrower” and collectively, “Borrowers”) and any Person that at any time becomes a party to the Loan Agreement as a guarantor (each individually a “Guarantor” and collectively, “Guarantors”), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated as of November 19, 2013, by and among Borrowers, Guarantors, Agent and Lenders, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 9, 2015 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements; and

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders agree to certain amendments to the Loan Agreement, and Administrative Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 2, Borrowers, Guarantors, Administrative Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Additional Definitions.  The Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, each of the following definitions:

(i)"Acquired Properties" shall mean, collectively, Real Property located at each of the following locations which may be acquired by Borrowers after the date of Amendment No. 2: (a) 3120 North Post Road, IndianapolisIN, (b) 8735 East 33rd Street, Indianapolis, IN, (c) 500 Enterprise Drive, Newcomerstown, OH, (d) 5300 Great Oak Drive, Lakeland, FL and (e) 5752 Wheeler Road, Indianapolis, IN.

(ii)"Amendment No. 2" shall mean Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 20, 2016, by and among Borrowers, Guarantors, Administrative Agent and Lenders, as amended, modified, supplemented, extended, renewed, restated or replaced.

(iii)“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(iv)“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

(v)“Designated Properties” shall mean, collectively, Real Property located at each of the following locations: (a) 1600 28th Street SW, Wyoming, Michigan, (b) SWC Burlingame Avenue & 84th Street, Byron Center, Michigan, (c) 1411 S Main Street, Eaton Rapids, Michigan, (d) 446 18th St West, Dickinson, North Dakota, (e) 1235 & 1283 Roughrider Blvd., Dickinson, North Dakota and (f) 120 W Prairie Street, Vicksburg, Michigan.

(vi)“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of

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an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(vii)“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(viii)“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(ix)“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(x)“Mortgage Modification Items” means, with respect to each Real Property of Borrowers subject to a Mortgage prior to the date of Amendment No. 2, the mortgage modifications, related title policy items, local counsel opinion letters and such other items, in each case, required by Agent as a result of the terms of Amendment No. 2, each in form and substance satisfactory to Agent, in order to maintain its first lien perfected security interests in such Real Property.

(xi)“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)Amendments to Definitions.

(i)Applicable Margin.   The definition of “Applicable Margin” set forth in the Loan Agreement is hereby amended by deleting the interest rate grid therein and replacing it with the following interest rate grid:

“Tier	Monthly Average Excess Availability	Applicable Eurodollar Rate Margin for Tranche A Revolving Loans	Applicable Eurodollar Rate Margin for Tranche A-1 Revolving Loans	Applicable Eurodollar Rate Margin for Tranche A-2 Term Loans	Applicable Base Rate Margin for Tranche A Revolving Loans	Applicable Base Rate Margin for Tranche A-1 Revolving Loans	Applicable Base Rate Margin for Tranche A-2 Term Loans
1	Greater than 60% of the Maximum Credit	1.25%	2.50%	5.25%	.25%	1.50%	4.25%
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2	Less than or equal to 60% of the Maximum Credit	1.50%	2.75%	5.25%	.50%	1.75%	4.25%”

(ii)The definition of “Eurodollar Rate” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the rate per annum rate appearing on Reuters Screen LIBOR 01 (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Eurodollar Rate Loan requested (whether as an initial Eurodollar Rate Loan or as a continuation of a Eurodollar Rate Loan or as a conversion of a Base Rate Loan to a Eurodollar Rate Loan) by Borrowers in accordance with this Agreement (and, if any such rate is below zero, the Eurodollar Rate shall be deemed to be zero), which determination shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

(iii)The definition of “Tranche A Real Estate Availability” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tranche A Real Estate Availability” shall mean the lesser of (a) seventy-five (75%) percent of the appraised fair market value of the Eligible Real Property as set forth in the appraisal of such Real Property received by Administrative Agent in accordance with Section 7.4 hereof prior to the date of Amendment No. 2 (other than any such Real Property (i) with respect to which the Mortgage Modification Items have not been fully satisfied or (ii) with respect to Designated Properties, for which each of the criteria and conditions set forth in the definition of Eligible Real Property have not been fully satisfied, in either case, as of the date of Amendment No. 2, as determined by Agent), which amount, as of the date of Amendment No. 2, is $246,304,500, and, in the event that (x) the Mortgage Modification Items have been fully satisfied with respect to any such Real Property after the date of Amendment No. 2, as determined by Agent, (y) any additional Designated Properties satisfy all of the criteria and conditions set forth in the definition of Eligible Real Property after the date of Amendment No. 2, as determined by Agent, or (z) the acquisition of the Acquired Properties has been consummated and any such Acquired Properties constitute Eligible Real Property, as determined by Agent, such amount shall be increased to include such Eligible Real Property, but which amount shall not be increased to an amount in excess of $270,653,250 in the aggregate at any time after the date of Amendment No. 2, provided, that, commencing April 1, 2017, such percentage shall be reduced to seventy-four (74%) percent and by an

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additional one hundred (100) basis points as of the first day of each calendar quarter thereafter until it is sixty (60%) percent, and (b) an amount equal to thirty (30%) percent of the Tranche A Borrowing Base as then in effect (after giving effect to any Environmental Compliance Reserves).

(iv)The definition of “Tranche A Rolling Stock Availability” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tranche A Rolling Stock Availability” shall mean eighty-five (85%) percent of the net orderly liquidation value of the Eligible Rolling Stock as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Rolling Stock received by Administrative Agent in accordance with Section 7.6 hereof, provided, that commencing April 1, 2017, such percentage shall be reduced to eighty-two (82%) percent and by an additional 300 basis points as of the first day of each calendar quarter thereafter.

(v)The definition of “Tranche A-2 Real Estate Availability” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tranche A-2 Real Estate Availability” shall mean the lesser of (a) seven and one-half (7.5%) percent of the appraised fair market value of the Eligible Real Property as set forth in the appraisal of such Real Property received by Administrative Agent in accordance with Section 7.4 hereof prior to the date of Amendment No. 2 (other than any such Real Property with respect to which the Mortgage Modification Items have not been fully satisfied as of the date of Amendment No. 2, as determined by Agent), which amount, as of the date of Amendment No. 2, is $24,630,450, and, in the event that the Mortgage Modification Items have been fully satisfied with respect to any such Real Property after the date of Amendment No. 2, as determined by Agent, or in the event that the acquisition of the Acquired Properties has been consummated and any such Acquired Properties constitute Eligible Real Property, such amount, as determined by Agent, shall be increased to include such Eligible Real Property, but which amount shall not be increased by an amount greater than would cause the Tranche A-2 Real Estate Availability to exceed $25,000,000, and (b) $25,000,000.

(c)Interpretation.  For purposes of this Amendment No. 2, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

2.Minimum Applicable Margin.  Notwithstanding anything contained in the Loan Agreement to the contrary and notwithstanding the amount of the Monthly Average Excess Availability, for the month of November, 2016 and for each succeeding month prior to the month commencing April 1, 2017, in no event shall the Applicable Margin be less than the percentages set forth in Tier 2 of the interest rate grid set forth in the definition of Applicable Margin for the applicable category of Loans.

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3.Tranche A-2 Term Loans.  Effective on and after the “Reload Date” (as defined below) so long as no Default or Event of Default then exists, Section 2.3 of the Loan Agreement shall be, as of such date, deleted in its entirety and replaced with the following:

“2.3  Tranche A-2 Term Loans.

(a)Borrowers hereby acknowledge, confirm and agree that as of December 16, 2016, the aggregate principal amount outstanding in respect of the Tranche A-2 Term Loan is $26,953,705.  On the earlier of January 31, 2017 or such earlier date as may be requested in writing at least three (3) days in advance by Parent to Administrative Agent (the “Reload Date”), so long as no Default or Event of Default then exists, subject to and upon the terms and conditions contained herein, each Tranche A-2 Lender severally (and not jointly) agrees to make additional Tranche A-2 Term Loans to Lead Borrower in the aggregate principal amount of up to an aggregate principal amount that would not cause the aggregate principal amount of the Tranche A-2 Term Loan to exceed $60,000,000.  Such term loan advance, together with the amount outstanding in respect of the Tranche A-2 Term Loans immediately prior thereto, shall constitute the Tranche A-2 Term Loans, the aggregate outstanding original principal amount of which is equal to $60,000,000.

(b)The principal amount of each of the Tranche A-2 Term Loans shall be repaid in consecutive equal quarterly installments (or earlier as provided herein) of principal in the amount of $2,500,000 commencing on April 1, 2017 and on the first day of each calendar quarter thereafter and the last installment shall be in the amount of the then entire unpaid balance of such Tranche A-2 Term Loans due upon the termination of the Loan Agreement and the other Financing Agreements.  The Tranche A-2 Term Loans are (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and the other Financing Agreements and (ii) secured by all of the Collateral.  Except for the making of the Tranche A-2 Term Loans as set forth in this Section 2.3, Borrowers shall have no right to request and Tranche A-2 Lenders shall have no obligation to make any additional Loans or advances to Borrowers under this Section 2.3 and any payments of the Tranche A-2 Term Loan shall not be subject to any readvance or reborrowing by Borrowers.

(c)In the event that, at any time, the amount of the outstanding Tranche A-2 Term Loans exceeds the lesser of the Tranche A-2 Borrowing Base then in effect or the Tranche A-2 Maximum Credit, unless a Reserve in such amount has been established as provided in clause (xvi) of the definition of the term Reserves (and after giving effect to such Reserve there is Excess Availability), Borrowers shall, upon demand by Administrative Agent at its option or at the direction of the Required Tranche A-2 Lenders, which may be made at any time or from time to time, immediately repay to Administrative Agent the entire amount of any such excess(es) for which payment is demanded (and including breakage or similar costs, if any).”

4.Letter of Credit Fee.  Section 2.4(b) of the Loan Agreement is hereby amended by deleting the letter of credit fee grid therein and replacing it with the following letter of credit fee grid:

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“Tier	Monthly Average Excess Availability	Applicable Letter of Credit Fee Rate
1	Greater than 60% of the Maximum Credit	1.25%
2	Less than or equal to 60% of the Maximum Credit	1.50%”

5.Unused Line Fee.  Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Borrowers shall pay to Administrative Agent, for the account of Tranche A Lenders and Tranche A-1 Lenders, an unused line fee calculated at one-quarter of one (0.25%) percent per annum multiplied by the difference between the Tranche A Maximum Credit plus the Tranche A-1 Maximum Credit and the average outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.  Swing Line Loans shall not be considered in the calculation of the unused line fee.  Such unused line fee shall be calculated on the basis of a 360 day year and actual days elapsed.”

6.Changes in Laws and Increased Costs of Loans.  Section 3.3(a) of the Loan Agreement is hereby amended by adding the words “or liquidity” after the reference to “reserve” contained therein.

7.Authorization to Make Loans.  Section 6.5 of the Loan Agreement is hereby amended by adding the following at the end thereof:  “All requests for Loans may be delivered through Administrative Agent’s electronic platform or portal.  All requests for Loans which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such requested Loans shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such Loan.”

8.Permitted Acquisitions.  Section 9.10(j)(xiii) of the Loan Agreement is hereby amended by deleting the proviso contained therein and replacing it with the following:  “(provided, that, notwithstanding the foregoing, no field examination or appraisal shall be required with respect to (A) such acquired Inventory of the same or similar type as owned by Borrowers prior to such acquisition so long as the Inventory that is not subject to a field examination and appraisal at any time does not exceed the value of $10,000,000 in the aggregate and (B) upon the consummation of the acquisition by Parent of the assets of Caito Foods Service, such Accounts acquired and owned by Parent in connection with such acquisition for a period of ninety (90) days after the date of the consummation of such acquisition, after which such Accounts shall again be subject to the requirements set forth above with respect to field examinations)”.

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9.Dividends and Redemptions.  Sections 9.11 (f)(iii) and (iv) of the Loan Agreement is hereby amended by deleting each reference therein to “$25,000,000” and replacing it with “$35,000,000”.

10.Financial Covenants.  Section 9.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.18  Financial Covenants.

(a)  Minimum Excess Availability.  Until the payment in full of all principal and interest owing in respect of the Tranche A-2 Term Loans, the aggregate amount of the Excess Availability of Borrowers shall at all times be equal to or greater than the greater of (a) an amount equal to ten (10%) percent of the Total Borrowing Base and (b) $80,000,000.

(b)  Minimum Fixed Charge Coverage Ratio.  On and after the payment in full of all principal and interest owing in respect of the Tranche A-2 Term Loans, at any time that (and for so long as) Excess Availability is less than the greater of (i) an amount equal to ten (10%) percent of the Total Borrowing Base and (ii) $80,000,000 (a “Financial Covenant Triggering Event”), the Fixed Charge Coverage Ratio of Borrowers (on a combined basis) for the most recently ended twelve (12) month period for which Administrative Agent has received financial statements of Borrowers (commencing with the most recently ended twelve (12) month period immediately preceding the date on which a Financial Covenant Triggering Event first occurs for which Administrative Agent has received financial statements of Borrowers) and for each twelve (12) month period thereafter for which Administrative Agent has received financial statements of Borrowers shall be greater than 1.00 to 1:00.  To the extent that a Financial Covenant Triggering Event has occurred, if Excess Availability shall thereafter be equal to or greater than the greater of (i) an amount equal to ten (10%) percent of the Total Borrowing Base and (ii) $80,000,000 for at least thirty (30) consecutive days, then the Financial Covenant Triggering Event shall no longer be deemed to exist or be continuing until such time as Excess Availability is again less than such amount referenced above.”

11.Term.  Section 13.1(a) of the Loan Agreement is hereby amended by deleting the reference to “JANUARY 9, 2020” contained therein and replacing it with “DECEMBER 20, 2021”.

12.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Section 13 of the Credit Agreement is hereby amended by adding the following new Section 13.11 at the end thereof:

“13.11 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the

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write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

13.Exhibit of Commitments.  Exhibit F to the Loan Agreement is hereby deleted in its entirety and replaced with the new Exhibit F attached hereto as Exhibit A.

14.Mortgages.

(a)Schedule 1.136 to the Loan Agreement is hereby deemed to include each of the Designated Properties.

(b) If, after the date of Amendment No. 2, Administrative Agent receives evidence, in form and substance satisfactory to Administrative Agent, that the Acquired Properties have been acquired by the Borrowers, Schedule 1.136 to the Loan Agreement will then be deemed to include each of the Acquired Properties only after, and in the event that, Administrative Agent has determined that each of the criteria and conditions set forth in the definition of Eligible Real Property (including, without limitation, the receipt by Administrative Agent of legal opinions in connection with the Mortgages related to the Acquired Properties) that would result in such Acquired Properties being considered Eligible Real Property have been satisfied.

15.Flood Insurance Compliance.  Notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Financing Agreements, any increase in the Maximum Credit, extension of the maturity date of the Loan Agreement or renewal of the Loan Agreement that the Administrative Agent and Lenders may agree to, in their sole discretion, after the date hereof shall be subject to such flood insurance due diligence and compliance with flood insurance requirements reasonably satisfactory to Administrative Agent and Lenders.  After the date hereof, either Administrative Agent or Borrowers shall provide Lenders with not less than thirty (30) days written notice prior to any Real Property acquired by Borrowers after the date hereof becoming subject to a Mortgage in favor of Administrative Agent and such Real Property

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shall be subject to such Mortgage only after the Lenders have confirmed to Administrative  Agent that flood insurance due diligence and compliance with flood insurance requirements has been completed in a manner reasonably satisfactory to Lenders.

16.Representations and Warranties.  Each Borrower and Guarantor hereby represents and warrants to Administrative Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)This Amendment No. 2 and each other agreement or instrument to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders, members and managers and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b)The execution, delivery and performance of this Amendment No. 2 (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

(c)All of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date.

(d)Each Borrower and each Guarantor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Borrower or Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Agreements to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower or Guarantor granted liens on or

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security interests in any of its property pursuant to any such Financing Agreement as security for or otherwise guaranteed the Obligations under or with respect to the Financing Agreements, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

(e)No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 2, or would result after giving effect thereto.

17.Condition Precedent.  The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:

(a)receipt by Administrative Agent of counterparts of this Amendment No. 2, duly authorized, executed and delivered by the parties hereto (including all Lenders required for the amendments provided for herein);

(b)receipt by Administrative Agent, in form and substance satisfactory to Agent, of the Amendment No. 2 Fee Letter, duly authorized, executed and delivered by Borrowers;

(c)receipt by Administrative Agent of a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 2, which any Borrower is required to obtain from any other Person;

(d)the satisfaction, in the determination of Agent, of (i) the Mortgage Modification Items with respect to Real Property; and (ii) the criteria and conditions set forth in the definition of Eligible Real Property with respect to the Designated Properties; that would result in such combined Real Property which will be considered Eligible Real Property on the date hereof having an aggregate appraised fair market value of not less than $328,406,000; and

(e)no Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment No. 2, or would result after giving effect thereto.

18.Effect of this Amendment.  Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.  By executing this Amendment No. 2, each Borrower and each Guarantor is deemed to execute the Loan Agreement and to be bound by the terms and conditions thereof.

19.Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 2.

20.Governing Law.  The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements (except as otherwise provided therein) and any dispute

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arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

21.Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22.Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

23.Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 2.  Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent By:_______________ Title: _____________	BORROWERS SPARTANNASH COMPANY, formerly known as Spartan Stores, Inc. By: /s/Christopher P. Meyers Title: EVP Chief Financial Officer

SPARTAN STORES DISTRIBUTION, LLC
MARKET DEVELOPMENT, LLC
SPARTANNASH ASSOCIATES, LLC
FAMILY FARE, LLC
MSFC, LLC
SEAWAY FOOD TOWN, INC.
THE PHARM OF MICHIGAN, INC.
VALLEY FARM DISTRIBUTING CO.
GRUBER’S REAL ESTATE, LLC
PREVO’S FAMILY MARKETS, INC.
CUSTER PHARMACY, INC.
SPARTAN PROPERTIES MANAGEMENT, INC.
SPARTAN STORES FUEL, LLC

By: /s/Christopher P. Meyers

Title: Chief Financial Officer

NASH-FINCH COMPANY

PIQUE BRANDS, INC.

T.J. MORRIS COMPANY

SUPER FOOD SERVICES, INC.

U SAVE FOODS, INC.

HINKY DINKY SUPERMARKETS, INC.

GTL TRUCK LINES, INC.

ERICKSON’S DIVERSIFIED CORPORATION

GROCERY SUPPLY ACQUISITION CORP.
MDV SPARTANNASH, LLC

By: /s/Christopher P. Meyers

Title: Chief Financial Officer

LENDERS WELLS FARGO CAPITAL FINANCE, LLC, as a Lender By:__________________________________ Title:________________________________

BANK OF AMERICA, N.A.,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

BMO HARRIS BANK N.A.,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

FIFTH THIRD BANK,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS BANK, N.A.,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

MUFG UNION BANK, N.A., as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:

Name:

Title:

Amendment No. 2 to A&RLSA

Exhibit A
to
Amendment No. 2 to Amended and Restated Loan and Security Agreement

See attached.

Amendment No. 2 to A&RLSA

EXHIBIT F
TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Commitments

Lender	Total Commitment	Tranche A Commitment	Tranche A-1 Commitment	Tranche A-2 Commitment
Wells Fargo Capital Finance, LLC	$250,000,000	$200,000,000	$20,000,000	$30,000,000
Bank of America, N.A.	$240,000,000	$200,000,000	$15,000,000	$25,000,000
BMO Harris Bank, N.A.	$100,000,000	$92,500,000	$2,500,000	$5,000,000
MUFG Union Bank, N.A.	$82,500,000	$80,000,000	$2,500,000	$0
Fifth Third Bank	$80,000,000	$80,000,000	$0	$0
JPMorgan Chase Bank, N.A.	$80,000,000	$80,000,000	$0	$0
U.S. Bank National Association	$72,500,000	$72,500,000	$0	$0
RBS Citizens Business Capital, a Division of RBS Citizens, N.A.	$65,000,000	$65,000,000	$0	$0
PNC Bank, National Association	$30,000,000	$30,000,000	$0	$0
Total	$1,000,000,000	$900,000,000	$40,000,000	$60,000,000

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